EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:   Debra Nalchajian-Cohen

Cohen Communications

(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP

REPORTS SIGNIFICANT EARNINGS GROWTH FOR FIRST QUARTER 2005

CLOVIS, CALIFORNIA…April 15, 2005… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,194,000, or $0.37 per diluted share, for the quarter ended March 31, 2005, representing an increase of 39%, compared to $861,000, or $0.29 per diluted share, for the same period in 2004.

The improvement in net income is primarily a result of overall growth of loans and deposits, due to both internal growth and the merger of Bank of Madera County following the close of business on December 31, 2004, and increases in interest rates, which had a positive impact on the net interest margin.

Net interest income increased for the first quarter 2005 by 50%, compared to the first quarter 2004.  This increase reflects the effect of the 175 basis point increases in the prime interest rate that have occurred since June 30, 2004.  Also contributing to the increase in net interest income was a 37% increase in average earning assets to $402,252,000 for the first quarter 2005 compared to $293,482,000 for the same period in 2004.  Non-interest income decreased by 36% for the first quarter 2005, which was primarily due to a securities gain of $477,000 taken in first quarter 2004.  No securities gains were realized in 2005.  Non-interest expense increased 20%, when comparing first quarter 2005 to first quarter 2004, partially due to the operations of the newly acquired Bank of Madera County as well as an additional write-down of $100,000 on an investment in a title and escrow company.

The Company’s net interest margin on a fully tax equivalent basis was 5.19% for the first quarter 2005, a full 45 basis point increase, compared to 4.74% in 2004.  Average assets grew 34% to $442,875,000 during the first quarter of 2005, compared to $330,022,000 in 2004.  This growth included $68,000,000 in assets from the merger of Bank of Madera County as of December 31, 2004.  Average loans increased $74,528,000 or 41% to $257,487,000 in the first quarter of 2005, compared to $182,959,000 for the same period in 2004.  $45,779,000 of the increase in total loans can be attributed to the merger with Bank of Madera County. Asset quality continues to be strong, however this quarter reflects the first non-accrual loans for the Company since February 2004. Two of the three non-accrual loans were the result of loans from the Bank of Madera County merger.  Average deposits increased $104,894,000 or 36%, to $395,840,000 for the first quarter of 2005, compared to $290,946,000 in 2004.  The merger of Bank of Madera County contributed $63,769,000 in total deposits.

Return on average equity was 13.22% at March 31, 2005, compared to 12.40% at March 31, 2004.

“2005 began with the solid performance anticipated, and we expect to continue on that track through the remainder of the year.  The merger with Bank of Madera County is now complete, which added quality employees and customers to our Company, and provides the Bank more opportunities to serve Madera County with our unique brand of service,” said Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.  “Additionally, strong core deposits and increasing interest rates on loans have provided a significant improvement in the Bank’s net interest margin and are reflected in the 50% increase in net interest income for the quarter.  We believe the firm foundation that was laid in the Bank’s first 25 years will ensure strong growth for the future of the Bank,” concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates nine full-service offices in Clovis,

Fresno, Kerman, Madera, Oakhurst, Prather and Sacramento.  A tenth office is currently under construction and is scheduled to open in Downtown Fresno in the fall of 2005.  Additionally, the Bank operates Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2004.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)	March 31, 2005	Dec. 31, 2004	March 31, 2004
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$44,205	$46,419	$42,323
Available-for-sale investment securities	118,950	98,983	100,542
Loans, less allowance for credit losses of $3,457 at March 31, 2005, $2,697 at Dec. 31, 2004 and $2,499 at March 31, 2004	259,767	206,582	181,160
Bank premises and equipment, net	3,080	2,724	2,897
Intangible assets	10,401	—	—
Accrued interest receivable and other assets	13,148	13,439	9,283

Total assets	$449,551	$368,147	$336,205

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$123,902	$105,235	$91,698
Interest bearing	278,829	220,951	205,376
Total deposits	402,731	326,186	297,074

Borrowings	6,500	8,500	8,000
Accrued interest payable and other liabilities	4,330	3,855	3,073

Total liabilities	413,561	338,541	308,147

Shareholders equity:
Common Stock, 2,890,930, 2,628,867 and 2,625,477 shares issued and outstanding at March 31, 2005, Dec. 31, 2004 and March 31, 2004.	12,437	6,343	6,301
Retained earnings	24,127	22,933	20,362
Accumulated other comprehensive income, net of taxes	(574)	330	1,395
Total shareholders’ equity	35,990	29,606	28,058

Total liabilities and shareholders’ equity	$449,551	$368,147	$336,205

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CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the three months ended	March 31,	March 31,
(Dollars in thousands except per share amounts)	2005	2004

Net Interest Income	$5,037	$3,365
Total Non-Interest Income	855	1,343
Total Non-Interest Expense	4,051	3,370
Provision for Income Taxes	647	477
NET INCOME	$1,194	$861
Basic Earnings per Share	$0.41	$0.33
Diluted Earnings per Share	$0.37	$0.29

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For the three months ended
(Dollars in thousands except per share	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
amounts)	2005	2004	2004	2004	2004
Net Interest Income	$5,037	$4,170	$3,821	$3,465	$3,365

Total Non-Interest Income	855	852	842	900	1,343

Total Non-Interest Expense	4,051	3,496	3,151	3,102	3,370

Income Tax Expense	647	485	544	438	477

NET INCOME	$1,194	$1,041	$968	$825	$861

Basic Earnings per Share	$0.41	$0.40	$0.37	$0.31	$0.33
Diluted Earnings per Share	$0.37	$0.36	$0.33	$0.29	$0.29

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

For the three months ended	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2005	2004	2004	2004	2004

Allowance for credit losses to total loans	1.31%	1.29%	1.23%	1.28%	1.36%
Nonperforming loans to total loans	0.50%	0.00%	0.00%	0.00%	0.00%

Total nonperforming assets	$1,308	$—	$—	$—	$—

Net interest margin (calculated on a fully tax equivalent basis)	5.19%	5.18%	5.00%	4.71%	4.74%

Return on average assets	1.08%	1.14%	1.10%	0.97%	1.04%
Return on average equity	13.22%	14.09%	13.55%	12.25%	12.40%